SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 24, 2008
Date of report (Date of earliest event reported)
SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 25, 2008, SurModics, Inc. (the “Company”) announced in a press release the initiation by Merck & Co., Inc. of a Phase IIb clinical trial to evaluate the safety and efficacy of the Company’s I-vation™ TA product in patients with diabetic macular edema. The initiation of this Phase IIb trial triggers a milestone payment of $9 million from Merck to SurModics under the License and Research Collaboration Agreement between the companies announced in June 2007.
     The Company expects to receive the $9 million milestone payment in its fiscal quarter ending September 30, 2008, and will recognize as revenue a portion of the milestone payment in the Company’s fiscal quarter ending June 30, 2008, with the remainder being amortized over the remaining economic life of the I-vation sustained drug delivery system, which the Company estimates to be 15 years.
     A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99	Press Release Dated June 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: June 30, 2008	/s/ Philip D. Ankeny
Philip D. Ankeny
Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)